Exhibit 99.1
The First Bancorp Announces Second Quarter Results
Net Interest Margin Expansion and Improved Efficiency Lead to an 18.6% Increase in Second Quarter Earnings
DAMARISCOTTA, ME, July 22, 2026--(BUSINESS WIRE) --The First Bancorp (Nasdaq: FNLC), ("the Company", "we", "us", "our"), parent company of First National Bank, today reported unaudited results for the quarter and six months ended June 30, 2026. Net income for the second quarter was $9.6 million with fully diluted earnings per share of $0.85, increases of 18.6% and 17.8%, respectively, from net income of $8.1 million and diluted earnings per share of $0.72 for the quarter ended June 30, 2025. Strong earnings for the period were driven by sustained net interest margin expansion, enhanced non-interest income, and disciplined expense control. Year-to-date in 2026, net income was $18.6 million with fully diluted earnings per share of $1.65, increases of 22.5% and 21.7%, respectively, from net income of $15.1 million and earnings per share of $1.35 for the six months ended June 30, 2025.

Second Quarter Notable Items:
•Net Income of $9.6 million is an increase of 18.6% as compared to Q2 2025
•Diluted EPS of $0.85 is an increase of 17.8% from Q2 2025
•Net Interest Margin expanded to 2.88%, a 36-basis point increase from Q2 2025
•Loan growth in the period of $18.6 million
•Efficiency Ratio of 50.33%, improved from 52.39% in Q2 2025
•Tangible Book Value per share rose to $23.25, up 11.0% from Q2 2025
•Quarterly shareholder dividend increased to $0.38 per share

CEO COMMENTS
"I am pleased to report strong year-over-year earnings growth for the second quarter," commented Tony C. McKim, the Company's President and Chief Executive Officer. "Net income of $9.6 million for the second quarter of 2026 represents an increase of 18.6% from the second quarter of 2025. Our Return on Average Assets for the period was 1.20% and our Return on Average Tangible Common Equity was 14.67%, both up nicely from 1.01% and 13.95%, respectively, a year ago."

"Our net interest margin improved for the eighth consecutive quarter, to 2.88% for the second quarter of 2026, up 2 basis points in the period and up 36 basis points from the second quarter of 2025. Margin improvement has been focused in stable earning asset yields and reduced funding costs, propelling net interest income up 15.0% from the prior year quarter. Growth in non-interest income, notably wealth management and debit card revenue, was an additional catalyst for the bottom line. Overall revenue growth also drove an improvement in our efficiency ratio to 50.33% for the period as compared to 52.39% a year ago."
"Total assets increased $15 million in the quarter, including net loan growth of $19 million. New loan production for the quarter was $131 million, up modestly from the first quarter, as we focus upon pricing discipline and prudent underwriting of new credits. Total deposits increased $15 million in the period, with growth in short-term time deposits being partially offset by a decrease in non-maturity deposits. Non-maturity deposit outflow in the quarter was in line with seasonal patterns. We expect strong local deposit inflow through year-end based on these same patterns, allowing for reduction of higher-cost, short-term funding, helping to sustain margin expansion against recent rate pressure in the market. The Company's capital position is strong, and overall liquidity remains more than sufficient."
Concluding, Mr. McKim shared, "We are pleased with the strong operating results produced in the second quarter. As the credit environment and related credit costs normalize off of the extraordinary lows of the past few years, the Bank is well positioned and poised for continued growth."
OPERATING RESULTS Q2 2026 v. Q2 2025 (prior year quarter)
Net income was $9.6 million for the three months ended June 30, 2026, an increase of $1.5 million or 18.6% from the second quarter of 2025. Net interest income was $21.2 million for the three months ended June 30, 2026, an increase of $2.8 million or 15.0% from the second quarter of 2025. Net interest margin improved to 2.88% for the second quarter of 2026, up from 2.52% in the prior year quarter. The lift in margin was the result of stable yields on earning assets coupled with a 40-basis point decrease in the cost of total liabilities. Earning assets averaged a yield of 5.34% for the three months ended June 30, 2026, while total liabilities carried an average cost of 2.88%.
Total non-interest income was $4.7 million for the three months ended June 30, 2026, an increase of $532,000, or 12.9% from the second quarter of 2025. The increase was centered in Wealth Management revenue which was up $212,000 or 15.9% from the prior year on strong growth in assets under management. Debit card revenue increased $89,000 or 6.9%, while other operating income increased $211,000 or 28.2%. Total non-interest expense for the three months ended June 30, 2026, was $13.4 million, an increase of $1.2 million, or 9.7%, from the second quarter of 2025. The period-to-period change is centered in employee salaries and benefits, resulting from annual salary adjustments and higher health insurance expenses.
OPERATING RESULTS Q2 2026 v. Q1 2026 (linked quarter)
Net income was $9.6 million for the three months ended June 30, 2026, an increase of $567,000 or 6.3% from the first quarter of 2026. Net interest income of $21.2 million for the three months ended June 30, 2026, was an increase of $473,000 or 2.3% from the linked quarter, resulting from expansion in both average earning assets and net interest margin. Average earning assets grew $10.3 million in the second quarter, while net interest margin increased to 2.88%, an improvement of 2 basis points from the linked quarter.
Total non-interest income of $4.7 million for the second quarter of 2026 was up $210,000 from the first quarter of 2026. The increase was centered in Debit Card revenue, which was up $175,000 on strong transaction volume. Revenue increased $62,000 at First National Wealth Management, while other operating income fell $59,000, principally on lower loan-based derivative fees. Total non-interest expense for the three months ended June 30, 2026, was $13.4 million, a decrease of $239,000, or 1.8%, from the first quarter. As compared to the linked quarter, salaries and benefit expense fell $210,000 due to lower payroll taxes and higher deferred salaries, and occupancy expenses fell $120,000 attributable to lower seasonal costs for building maintenance and fuel.
LOANS, TOTAL ASSETS & FUNDING
Total assets as of June 30, 2026, were $3.22 billion, up $15.3 million in the second quarter. Earning assets grew $9.3 million with loan growth of $18.6 million during the period. Investment balances grew by $17.6 million in the quarter, while overnight funds sold decreased by $27.4 million.
Loan balances grew at an annualized rate of 3.10% in the second quarter. The residential mortgage and home equity loan segments each contributed to loan portfolio growth, up $12.0 million and $13.2 million, respectively, during the period. Commercial and industrial loan balances increased $1.0 million, while commercial real estate loan balances and multifamily loan balances decreased by $9.4 million and $10.6 million, respectively.
Total deposits as of June 30, 2026, were $2.68 billion, an increase of $15.1 million in the quarter. Non-maturity deposits fell $28.7 million in the second quarter, consistent with seasonal patterns, while time deposits, principally short-term, increased $43.9 million. Borrowed funds increased $18.3 million during the period, mostly in short-term FHLB advances. Uninsured deposits as of June 30, 2026, were estimated at 17.2% of total deposits, and 74% of uninsured deposits were fully collateralized. Available day-one liquidity was $706 million, sufficient to cover 153% of estimated uninsured deposits.
ASSET QUALITY
Overall asset quality remains satisfactory and was stable in the second quarter. As of June 30, 2026, the ratio of non-performing assets to total assets was 0.54%, up slightly from 0.51% as of March 31, 2026, and compared to 0.19% as of June 30, 2025. The ratio of non-performing loans to total loans was 0.71% as of June 30, 2026, up slightly from 0.67% as of March 31, 2026, and compared to 0.25% as of June 30, 2025. Loans past due thirty days or more improved to 0.93% of total loans as of June 30, 2026, down from 1.14% as of March 31, 2026.
The Allowance for Credit Losses ("ACL") on loans stood at 1.01% of total loans as of June 30, 2026, down slightly from the linked quarter and prior year quarter. A provision for credit losses of $919,000 was recorded in the second quarter of 2026. Net loan charge-offs in the second quarter totaled $1.6 million concentrated within a single credit relationship. Year-to-date, net charge-offs represent an annualized 0.20% of total loans.
CAPITAL
The Company’s regulatory capital position was strong as of June 30, 2026. The Leverage Capital ratio increased to an estimated 9.21% as of June 30, 2026, as compared to the 9.09% and 8.48% reported as of March 31, 2026, and as of June 30, 2025, respectively. The estimated Total Risk-Based Capital ratio was 14.24% as of June 30, 2026, as compared to the 14.05% and 13.31% reported as of March 31, 2026, and as of June 30, 2025, respectively.
The Company's tangible book value per share was $23.25 as of June 30, 2026, up from $22.71 as of March 31, 2026, and up from $20.94 as of June 30, 2025. The Tangible Common Equity ratio increased to 8.23% as of June 30, 2026, up from 8.08% as of March 31, 2026, and 7.41% as of June 30, 2025.
DIVIDEND
On June 25, 2026, the Company's Board of Directors declared a second quarter dividend of $0.38 per share. The dividend was paid on July 17, 2026, to shareholders of record as of July 7, 2026.

ABOUT THE FIRST BANCORP
The First Bancorp, the parent company of First National Bank, is based in Damariscotta, Maine. Founded in 1864, First National Bank is a full-service community bank with $3.19 billion in assets. The Bank provides a complete array of commercial and retail banking services through eighteen locations in mid-coast and eastern Maine. First National Wealth Management, a division of the Bank, provides investment management and trust services to individuals, businesses, and municipalities. More information about The First Bancorp, First National Bank and First National Wealth Management may be found at www.thefirst.com.

The First Bancorp
Selected Financial Data (Unaudited)

Dollars in thousands, except for per share amounts	As of and for the six months ended		As of and for the quarter ended
	6/30/2026	6/30/2025	6/30/2026	6/30/2025
Financial Data
Total Assets	$3,216,097	$3,199,510	$3,216,097	$3,199,510
Total Loans	2,423,711	2,394,007	2,423,711	2,394,007
Total Investment Securities	636,760	653,855	636,760	653,855
Total Deposits	2,679,778	2,705,337	2,679,778	2,705,337
Total Shareholders’ Equity	292,960	265,492	292,960	265,492
Net Income	18,553	15,140	9,560	8,063
Per Common Share Data
Basic Earnings per Share	$1.67	$1.37	$0.86	$0.73
Diluted Earnings per Share	1.65	1.35	0.85	0.72
Cash Dividends Declared	0.75	0.73	0.38	0.37
Book Value per Common Share	25.97	23.69	25.97	23.69
Tangible Book Value per Common Share	23.25	20.94	23.25	20.94
Market Value	34.82	25.41	34.82	25.41
Financial Ratios
Return on Average Equity(1)	12.89%	11.73%	13.13%	12.31%
Return on Average Tangible Common Equity(1)	14.41%	13.31%	14.67%	13.95%
Return on Average Assets(1)	1.18%	0.96%	1.20%	1.01%
Pre-tax, pre-provision Return on Assets(1)	1.52%	1.22%	1.56%	1.30%
Net Interest Margin Tax-Equivalent(1)	2.87%	2.50%	2.88%	2.52%
Dividend Payout Ratio	44.94%	53.40%	44.19%	50.89%
GAAP Efficiency Ratio	52.97%	56.48%	51.80%	54.13%
Efficiency Ratio (non-GAAP)	51.47%	54.63%	50.33%	52.39%
Asset Quality Ratios
Allowance for Credit Losses/Total Loans	1.01%	1.04%	1.01%	1.04%
Allowance to Non-Performing Loans	141.87%	411.13%	141.87%	411.13%
Non-Performing Loans to Total Loans	0.71%	0.25%	0.71%	0.25%
Non-Performing Assets to Total Assets	0.54%	0.19%	0.54%	0.19%
Capital Ratios
Leverage Capital Ratio(2)	9.21%	8.48%	9.21%	8.48%
Tier 1 Capital Ratio(2)	13.11%	12.15%	13.11%	12.15%
Total Capital Ratio(2)	14.24%	13.31%	14.24%	13.31%
Tangible Common Equity Ratio	8.23%	7.41%	8.23%	7.41%
Average Equity to Average Assets	9.13%	8.19%	9.16%	8.23%
Average Tangible Equity to Average Assets	8.16%	7.22%	8.19%	7.27%
(1)Annualized using a 365-day basis for 2026 and 2025.
(2)Estimated for current period.

The First Bancorp
Consolidated Balance Sheets (Unaudited)

In thousands of dollars, except per share data	6/30/2026	12/31/2025	6/30/2025
Assets
Cash and due from banks	$29,759	$27,779	$27,360
Interest-bearing deposits in other banks	2,715	4,124	3,253
Securities available-for-sale	276,032	264,480	278,248
Securities held-to-maturity	351,991	355,928	367,873
Restricted equity securities, at cost	8,737	8,275	7,734
Loans held for sale	190	—	—
Loans	2,423,711	2,394,109	2,394,007
Less allowance for credit losses	24,555	25,365	24,829
Net loans	2,399,156	2,368,744	2,369,178
Accrued interest receivable	20,106	14,185	19,386
Premises and equipment	28,351	28,767	28,198
Goodwill	30,646	30,646	30,646
Other assets	68,414	63,375	67,634
Total assets	$3,216,097	$3,166,303	$3,199,510
Liabilities
Demand deposits	$282,691	$279,912	$291,150
NOW deposits	645,223	689,083	590,536
Money market deposits	422,077	469,689	388,214
Savings deposits	250,182	248,805	256,584
Certificates of deposit	765,298	638,931	774,521
Certificates $100,000 to $250,000	170,354	190,676	231,926
Certificates $250,000 and over	143,953	147,656	172,406
Total deposits	2,679,778	2,664,752	2,705,337
Borrowed funds	214,069	187,821	196,170
Other liabilities	29,290	30,587	32,511
Total Liabilities	2,923,137	2,883,160	2,934,018
Shareholders' equity
Common stock	113	112	112
Additional paid-in capital	74,829	73,714	72,795
Retained earnings	250,254	240,456	229,511
Net unrealized loss on securities available-for-sale	(32,444)	(31,341)	(37,237)
Net unrealized loss on transferred securities from available-for-sale to held-to-maturity	(32)	(38)	(60)
Net unrealized gain on cash flow hedging derivative instruments	—	—	84
Net unrealized gain on postretirement costs	240	240	287
Total shareholders' equity	292,960	283,143	265,492
Total liabilities & shareholders' equity	$3,216,097	$3,166,303	$3,199,510
Common Stock
Number of shares authorized	18,000,000	18,000,000	18,000,000
Number of shares issued and outstanding	11,278,777	11,222,363	11,205,861
Book value per common share	$25.97	$25.23	$23.69
Tangible book value per common share	$23.25	$22.49	$20.94

The First Bancorp
Consolidated Statements of Income (Unaudited)

In thousands of dollars, except per share data	For the six months ended		For the Quarters Ended
	6/30/2026	6/30/2025	6/30/2026	6/30/2025
Interest income
Interest and fees on loans	$70,079	$68,938	$35,354	$35,014
Interest on deposits with other banks	68	107	38	51
Interest and dividends on investments	8,831	9,489	4,447	4,760
Total interest income	78,978	78,534	39,839	39,825
Interest expense
Interest on deposits	33,586	38,994	16,884	19,725
Interest on borrowed funds	3,541	3,332	1,793	1,691
Total interest expense	37,127	42,326	18,677	21,416
Net interest income	41,851	36,208	21,162	18,409
Credit loss expense - loans	1,569	744	919	348
Credit loss (reduction) expense - debt securities held to maturity	(2)	2	(1)	1
Credit loss (reduction) expense - off-balance sheet credit exposures	(12)	132	17	137
Total credit loss expense	1,555	878	935	486
Net interest income after provision for credit losses	40,296	35,330	20,227	17,923
Non-interest income
Investment management and fiduciary income	3,034	2,653	1,548	1,336
Service charges on deposit accounts	1,145	1,070	585	539
Net securities gains	12	—	—	—
Mortgage origination and servicing income	371	416	195	221
Debit card income	2,575	2,456	1,375	1,286
Other operating income	1,975	1,536	958	747
Total non-interest income	9,112	8,131	2,059	4,129
Non-interest expense
Salaries and employee benefits	14,450	13,126	7,120	6,276
Occupancy expense	1,792	1,753	836	876
Furniture and equipment expense	2,997	2,900	1,454	1,438
FDIC insurance premiums	1,174	1,395	604	701
Amortization of identified intangibles	13	13	6	6
Other operating expense	6,567	5,856	3,357	2,902
Total non-interest expense	26,993	25,043	13,377	12,199
Income before income taxes	22,415	18,418	11,511	9,853
Applicable income taxes	3,862	3,278	1,951	1,790
Net Income	$18,553	$15,140	$9,560	$8,063
Basic earnings per share	$1.67	$1.37	$0.86	$0.73
Diluted earnings per share	$1.65	$1.35	$0.85	$0.72

The First Bancorp
Five Quarter Trend - Selected Financial Data (Unaudited)

	At or for the quarters ended
Dollars in thousands, except for per share amounts	6/30/2026	3/31/2026	12/31/2025	9/30/2025	6/30/2025
Financial Data
Total Assets	$3,216,097	$3,200,763	$3,166,303	$3,198,478	$3,199,510
Total Loans	2,423,711	2,405,149	2,394,109	2,398,510	2,394,007
Total Investment Securities	636,760	619,159	628,683	642,961	653,855
Total Deposits	2,679,778	2,664,643	2,664,752	2,737,550	2,705,337
Total Shareholders’ Equity	292,960	286,784	283,143	274,566	265,492
Net Income	9,560	8,993	10,172	9,082	8,063
Per Common Share Data
Basic Earnings per Share	$0.86	$0.81	$0.92	$0.82	$0.73
Diluted Earnings per Share	0.85	0.80	0.91	0.81	0.72
Cash Dividends Declared	0.38	0.37	0.37	0.37	0.37
Book Value per Common Share	25.97	25.44	25.23	24.48	23.69
Tangible Book Value per Common Share	23.25	22.71	22.49	21.74	20.94
Market Value	34.82	28.03	26.44	26.26	25.41
Financial Ratios
Return on Average Equity(1)	13.13%	12.64%	14.35%	13.33%	12.31%
Return on Average Tangible Common Equity(1)	14.67%	14.15%	16.12%	15.04%	13.95%
Return on Average Assets(1)	1.20%	1.15%	1.26%	1.13%	1.01%
Pre-tax, pre-provision Return on Assets(1)	1.56%	1.47%	1.58%	1.46%	1.30%
Net Interest Margin Tax-Equivalent(1)	2.88%	2.86%	2.83%	2.70%	2.52%
Dividend Payout Ratio	44.19%	45.74%	40.39%	45.18%	50.89%
GAAP Efficiency Ratio	51.80%	54.16%	50.81%	51.99%	54.13%
Efficiency Ratio (non-GAAP)	50.33%	52.64%	49.33%	50.40%	52.39%
Asset Quality Ratios
Allowance for Credit Losses/Total Loans	1.01%	1.05%	1.06%	1.05%	1.04%
Allowance to Non-Performing Loans	141.87%	155.73%	196.95%	261.36%	411.13%
Non-Performing Loans to Total Loans	0.71%	0.67%	0.54%	0.40%	0.25%
Non-Performing Assets to Total Assets	0.54%	0.51%	0.41%	0.30%	0.19%
Capital Ratios
Leverage Capital Ratio(2)	9.21%	9.09%	8.84%	8.63%	8.48%
Tier 1 Capital Ratio(2)	13.11%	12.89%	12.84%	12.39%	12.15%
Total Capital Ratio(2)	14.24%	14.05%	14.02%	13.56%	13.31%
Tangible Common Equity Ratio	8.23%	8.08%	8.05%	7.70%	7.41%
Average Equity to Average Assets	9.16%	9.10%	8.78%	8.45%	8.23%
Average Tangible Equity to Average Assets	8.19%	8.13%	7.82%	7.49%	7.27%
(1)Annualized using a 365-day basis for 2026 and 2025.
(2)Estimated for current period.

The First Bancorp
Five Quarter Trend - Consolidated Balance Sheets (Unaudited)

In thousands of dollars, except per share data	6/30/2026	3/31/2026	12/31/2025	9/30/2025	6/30/2025
Assets
Cash and due from banks	$29,759	$23,607	$27,779	$31,606	$27,360
Interest-bearing deposits in other banks	2,715	30,075	4,124	7,225	3,253
Securities available-for-sale	276,032	256,788	264,480	273,493	278,248
Securities held-to-maturity	351,991	354,057	355,928	362,552	367,873
Restricted equity securities, at cost	8,737	8,314	8,275	6,916	7,734
Loans held for sale	190	—	—	333	—
Loans	2,423,711	2,405,149	2,394,109	2,398,510	2,394,007
Less allowance for credit losses	24,555	25,209	25,365	25,078	24,829
Net loans	2,399,156	2,379,940	2,368,744	2,373,432	2,369,178
Accrued interest receivable	20,106	19,247	14,185	16,256	19,386
Premises and equipment	28,351	28,720	28,767	27,919	28,198
Goodwill	30,646	30,646	30,646	30,646	30,646
Other assets	68,414	69,369	63,375	68,100	67,634
Total assets	$3,216,097	$3,200,763	$3,166,303	$3,198,478	$3,199,510
Liabilities
Demand deposits	$282,691	$268,100	$279,912	$313,729	$291,150
NOW deposits	645,223	660,511	689,083	638,090	590,536
Money market deposits	422,077	453,210	469,689	458,398	388,214
Savings deposits	250,182	247,084	248,805	255,806	256,584
Certificates of deposit	765,298	699,635	638,931	688,001	774,521
Certificates $100,000 to $250,000	170,354	184,486	190,676	210,741	231,926
Certificates $250,000 and over	143,953	151,617	147,656	172,785	172,406
Total deposits	2,679,778	2,664,643	2,664,752	2,737,550	2,705,337
Borrowed funds	214,069	195,796	187,821	152,968	196,170
Other liabilities	29,290	53,540	30,587	33,394	32,511
Total Liabilities	2,923,137	2,913,979	2,883,160	2,923,912	2,934,018
Shareholders' equity
Common stock	113	113	112	112	112
Additional paid-in capital	74,829	74,255	73,714	73,276	72,795
Retained earnings	250,254	245,001	240,456	234,435	229,511
Net unrealized loss on securities available-for-sale	(32,444)	(32,790)	(31,341)	(33,523)	(37,237)
Net unrealized loss on transferred securities from available-for-sale to held-to-maturity	(32)	(35)	(38)	(40)	(60)
Net unrealized gain on cash flow hedging derivative instruments	—	—	—	19	84
Net unrealized gain on postretirement costs	240	240	240	287	287
Total shareholders' equity	292,960	286,784	283,143	274,566	265,492
Total liabilities & shareholders' equity	$3,216,097	$3,200,763	$3,166,303	$3,198,478	$3,199,510

Common Stock
Number of shares authorized	18,000,000	18,000,000	18,000,000	18,000,000	18,000,000
Number of shares issued and outstanding	11,278,777	11,271,014	11,222,363	11,214,455	11,205,861
Book value per common share	$25.97	$25.44	$25.23	$24.48	$23.69
Tangible book value per common share	$23.25	$22.71	$22.49	$21.74	$20.94

The First Bancorp
Five Quarter Trend - Consolidated Statements of Income (Unaudited)

	For the Quarters Ended
In thousands of dollars, except per share data	6/30/2026	3/31/2026	12/31/2025	9/30/2025	6/30/2025
Interest income
Interest and fees on loans	$35,354	$34,725	$36,025	$36,197	$35,014
Interest on deposits with other banks	38	30	185	108	51
Interest and dividends on investments	4,447	4,384	4,522	4,700	4,760
Total interest income	39,839	39,139	40,732	41,005	39,825
Interest expense
Interest on deposits	16,884	16,702	18,323	19,380	19,725
Interest on borrowed funds	1,793	1,748	1,298	1,567	1,691
Total interest expense	18,677	18,450	19,621	20,947	21,416
Net interest income	21,162	20,689	21,111	20,058	18,409
Credit loss expense - loans	919	650	615	690	348
Credit loss (reduction) expense - debt securities held to maturity	(1)	(1)	(40)	(12)	1
Credit loss expense (reduction) - off-balance sheet credit exposures	17	(29)	(303)	22	137
Total credit loss expense	935	620	272	700	486
Net interest income after provision for credit losses	20,227	20,069	20,839	19,358	17,923
Non-interest income
Investment management and fiduciary income	1,548	1,486	1,433	1,341	1,336
Service charges on deposit accounts	585	560	559	532	539
Net securities gains	—	12	—	—	—
Mortgage origination and servicing income	195	176	211	219	221
Debit card income	1,375	1,200	1,596	1,403	1,286
Other operating income	958	1,017	935	980	747
Total non-interest income	4,661	4,451	4,734	4,475	4,129
Non-interest expense
Salaries and employee benefits	7,120	7,330	7,198	6,674	6,276
Occupancy expense	836	956	827	814	876
Furniture and equipment expense	1,454	1,543	1,487	1,491	1,438
FDIC insurance premiums	604	570	629	698	701
Amortization of identified intangibles	6	7	6	7	6
Other operating expense	3,357	3,210	2,984	3,070	2,902
Total non-interest expense	13,377	13,616	13,131	12,754	12,199
Income before income taxes	11,511	10,904	12,442	11,079	9,853
Applicable income taxes	1,951	1,911	2,270	1,997	1,790
Net Income	$9,560	$8,993	$10,172	$9,082	$8,063
Basic earnings per share	$0.86	$0.81	$0.92	$0.82	$0.73
Diluted earnings per share	$0.85	$0.80	$0.91	$0.81	$0.72

Use of Non-GAAP Financial Measures
Certain information in this release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Management uses these “non-GAAP” measures in its analysis of the Company's performance (including for purposes of determining the compensation of certain executive officers and other Company employees) and believes that these non-GAAP financial measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods and with other financial institutions, as well as demonstrating the effects of significant gains and charges in the current period, in light of the disclosure practices employed by many other publicly-traded financial institutions. The Company believes that a meaningful analysis of its financial performance requires an understanding of the factors underlying that performance. Management believes that investors may use these non-GAAP financial measures to analyze financial performance without the impact of unusual items that may obscure trends in the Company's underlying performance. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.
In several places net interest income is calculated on a fully tax-equivalent basis. Specifically included in interest income was tax-exempt interest income from certain investment securities and loans. An amount equal to the tax benefit derived from this tax-exempt income has been added back to the interest income total which, as adjusted, increased net interest income accordingly. Management believes the disclosure of tax-equivalent net interest income information improves the clarity of financial analysis, and is particularly useful to investors in understanding and evaluating the changes and trends in the Company's results of operations. Other financial institutions commonly present net interest income on a tax-equivalent basis. This adjustment is considered helpful in the comparison of one financial institution's net interest income to that of another institution, as each will have a different proportion of tax-exempt interest from its earning assets. Moreover, net interest income is a component of a second financial measure commonly used by financial institutions, net interest margin, which is the ratio of net interest income to average earning assets. For purposes of this measure as well, other financial institutions generally use tax-equivalent net interest income to provide a better basis of comparison from institution to institution. The Company follows these practices.
The following table provides a reconciliation of tax-equivalent financial information to the Company's consolidated financial statements, which have been prepared in accordance with GAAP. A 21.0% tax rate was used in both 2026 and 2025.

	For the six months ended		For the quarters ended
In thousands of dollars	6/30/2026	6/30/2025	6/30/2026	3/31/2026	6/30/2025
Net interest income as presented	$41,851	$36,208	$21,162	$20,689	$18,409
Effect of tax-exempt income	1,337	1,409	674	663	698
Net interest income, tax equivalent	$43,188	$37,617	$21,836	$21,352	$19,107
The Company presents its efficiency ratio using non-GAAP information which is most commonly used by financial institutions. The GAAP-based efficiency ratio is non-interest expenses divided by net interest income plus non-interest income from the Consolidated Statements of Income. The non-GAAP efficiency ratio excludes securities losses and provision for credit losses on securities from non-interest expenses, excludes securities gains from non-interest income, and adds the tax-

equivalent adjustment to net interest income. The following table provides a reconciliation between the GAAP and non-GAAP efficiency ratio:

	For the six months ended		For the quarters ended
In thousands of dollars	6/30/2026	6/30/2025	6/30/2026	3/31/2026	6/30/2025
Non-interest expense, as presented	$26,993	$25,043	$13,377	$13,616	$12,199
Net interest income, as presented	41,851	36,208	21,162	20,689	18,409
Effect of tax-exempt interest income	1,337	1,409	674	663	698
Non-interest income, as presented	9,112	8,131	4,661	4,451	4,129
Effect of non-interest tax-exempt income	157	96	80	77	48
Net securities gains	(12)	—	—	(12)	—
Adjusted net interest income plus non-interest income	$52,445	$45,844	$26,577	$25,868	$23,284
Non-GAAP efficiency ratio	51.47%	54.63%	50.33%	52.64%	52.39%
GAAP efficiency ratio	52.97%	56.48%	51.80%	54.16%	54.13%
The Company presents certain information based upon tangible common equity instead of total shareholders' equity. The difference between these two measures is the Company's intangible assets, specifically goodwill from prior acquisitions. Management, banking regulators and many stock analysts use the tangible common equity ratio and the tangible book value per common share in conjunction with more traditional bank capital ratios to compare the capital adequacy of banking organizations with significant amounts of goodwill or other intangible assets, typically stemming from the use of the purchase accounting method in accounting for mergers and acquisitions. The following table provides a reconciliation of average tangible common equity to the Company's consolidated financial statements, which have been prepared in accordance with U.S. GAAP:

	For the six months ended		For the quarters ended
In thousands of dollars	6/30/2026	6/30/2025	6/30/2026	3/31/2026	6/30/2025
Average shareholders' equity as presented	$290,332	$260,248	$292,085	$288,561	$262,663
Less intangible assets	(30,771)	(30,798)	(30,775)	(30,775)	(30,801)
Tangible average shareholders' equity	$259,561	$229,450	$261,310	$257,786	$231,862
To provide period-to-period comparison of operating results prior to consideration of credit loss provision and income taxes, the non-GAAP measure of PTPP Net Income is presented. The following table provides a reconciliation to Net Income:

	For the six months ended		For the quarters ended
In thousands of dollars	6/30/2026	6/30/2025	6/30/2026	3/31/2026	6/30/2025
Net Income, as presented	$18,553	$15,140	$9,560	$8,993	$8,063
Add: credit loss expense	1,555	878	935	620	486
Add: income taxes	3,862	3,278	1,951	1,911	1,790
Pre-Tax, pre-provision net income	$23,970	$19,296	$12,446	$11,524	$10,339

Forward-Looking and Cautionary Statements
Except for the historical information and discussions contained herein, statements contained in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results and events to differ materially, as discussed in the Company's filings with the Securities and Exchange Commission.
Category: Earnings
Source: The First Bancorp

The First Bancorp
Richard M. Elder, EVP, Chief Financial Officer
207-563-3195
rick.elder@thefirst.com